Exhibit 4.4B

                             SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY PENINSULA GAMING, LLC

         Supplemental Indenture (this "Supplemental Indenture"), dated as of June 16, 2004, among Peninsula Gaming, LLC, a Delaware limited liability company (the "Parent Issuer"), the direct parent of Diamond Jo, LLC, a Delaware limited liability company (the "Company"), the Company and The Old Evangeline Downs Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Original Issuers"), and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Original Issuers and the Subsidiary Guarantors (as defined therein) have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 16, 2004, providing for the issuance of 8 3/4% Senior Secured Notes due 2012 (the "Notes");

         WHEREAS, on the date hereof, the Parent Issuer, the Original Issuers and the Guarantors are effecting the Reorganization Transactions (as defined in the Indenture);

         WHEREAS,  the  Indenture  requires  that as part of the  Reorganization
Transactions the Parent Issuer execute and deliver to the Trustee this Supplemental Indenture pursuant to which the Parent Issuer shall become a party to the Indenture and an "Issuer" for all purposes under the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement and liable for all Obligations of an "Issuer" thereunder; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Parent Issuer as Additional "Issuer." The Parent Issuer hereby becomes a party to and bound by all of the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, and hereby becomes an "Issuer" for all purposes under the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement and liable for all Obligations of an "Issuer" thereunder, with the same force and effect as if the Parent Issuer was originally named as an "Issuer" in the Indenture and as if the Parent Issuer executed the Indenture on the date thereof.

         3. Original Issuers Remain Issuers. For the avoidance of doubt, nothing herein shall or shall be deemed to modify or otherwise affect the Obligations of the Original Issuers or the Subsidiary Guarantors under the Notes, the
Indenture, the Security Documents, the Intercreditor Agreement or the Registration Rights Agreement, and the Original Issuers each shall remain liable, jointly and severally with the Parent Issuer, for all Obligations of an "Issuer" thereunder.


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         4. NEW YORK LAW TO GOVERN AND CONSENT TO  JURISDICTION.  THIS INDENTURE
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                         THE ORIGINAL ISSUERS:
                                         Diamond Jo, LLC

                                         By:/s/M. BRENT STEVENS
                                            ---------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer



                                         The Old Evangeline Downs Capital Corp.

                                         By:/s/M. BRENT STEVENS
                                            ---------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer



                                         THE PARENT ISSUER:
                                         Peninsula Gaming, LLC

                                         By:/s/M. BRENT STEVENS
                                            ---------------------------------
                                            Name:  M. Brent Stevens
                                            Title: Chief Executive Officer


                                         THE TRUSTEE:
                                         U.S. Bank National Association



                                         By:/s/Frank P. Leslie, III
                                            --------------------------------
                                            Name:  Frank P. Leslie, III
                                            Title: Vice President